UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2019

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2019, Repay Holdings Corporation (“the Company”), through its indirect majority owned subsidiary Repay Holdings, LLC and a newly formed wholly owned subsidiary of Repay Holdings, LLC (together with the Company, “REPAY”), entered into an Asset Purchase Agreement, dated effective as of October 11, 2019 (as amended or supplemented from time to time, the “Purchase Agreement”), with American Payment Services of Coeur D’Alene, LLC, North American Payment Solutions LLC, North American Payment Solutions Inc. (collectively, “APS”) and the owners of APS, pursuant to which REPAY acquired substantially all of the assets of APS (the “Acquisition”). Under the terms of the Purchase Agreement, the aggregate consideration paid at closing by REPAY was approximately $30 million in cash. In addition to the closing consideration, the Purchase Agreement contains performance based earnouts based on future results of the acquired business, which could result in additional payments by REPAY of up to $30 million in cash. The closing consideration for the Acquisition was financed with a combination of cash on hand and committed borrowing capacity under the Company’s existing credit facility. The Purchase Agreement contains customary representations, warranties and covenants by REPAY, APS and the owners of APS, as well as a customary post-closing adjustment provision relating to working capital.

APS, founded in 2008 and headquartered in Mesa, Arizona, is an integrated payments provider focused on the business-to-business (or “B2B”) vertical. APS markets its products and services in the B2B vertical through key integrations with leading enterprise resource planning (or “ERP”) software platforms.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement filed as an exhibit to this report is not intended to provide factual information or other disclosure except for the terms of the Purchase Agreement itself, and you should not rely on them for other than that purpose.  In particular, any representations and warranties made by any party in the Purchase Agreement were made solely within the specific context of the Purchase Agreement and do not apply in any other context or at any time other than the date they were made.

Item 7.01. Regulation FD Disclosure.

On October 14, 2019, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.

In addition, the Company will be providing supplemental information regarding the Acquisition and APS in a presentation that will be made available on the investor relations section of REPAY’s website. A copy of the presentation is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1*†	Asset Purchase Agreement, dated as October 11, 2019, by and among Mesa Acquirer LLC, Repay Holdings, LLC, American Payment Services of Coeur D’Alene, LLC, North American Payment Solutions LLC, North American Payment Solutions Inc., David Ford and Phillip Heath
99.1*	Press release issued October 14, 2019 by Repay Holdings Corporation.
99.2*	APS Payments Acquisition Overview Presentation, dated October 2019

*	Filed herewith

†	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the relevant agreement. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: October 15, 2019	By:	/s/ Timothy J. Murphy
Timothy J. Murphy
Chief Financial Officer

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